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INVESTOR CONTACT:                                 [NATIONWIDE(R) Financial Logo]
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Kevin G. O'Brien
Director, Investor Relations
614-677-5331

MEDIA CONTACT:
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Bryan Haviland
Director, Public Relations
614-677-7767

MAY 16, 2000                                               FOR IMMEDIATE RELEASE


                      NATIONWIDE FINANCIAL'S CHAIRMAN & CEO
                              ANNOUNCES RETIREMENT


COLUMBUS, OHIO -- Dimon R. McFerson, Chairman and Chief Executive Officer of Nationwide Financial Services, Inc. (NYSE: NFS), today announced his retirement from the company and the board of directors effective December 31, 2000.

"While being CEO is more than a full-time job, I've worked hard to achieve a balanced and rich life outside of work," McFerson said. "So as I step away from Nationwide, I will be increasing the time I spend on things that give my life special meaning - my family, my faith, and my community."

A successor for McFerson has not yet been named. A selection process is ongoing, and a succession decision will be announced in time for an orderly transition process.

"We will forever remember that Dimon brought the Nationwide organization into the Millennium in the strongest financial condition in its history and positioned us for future growth," commented Arden Shisler, Chairman of the Nationwide Mutual Insurance Board, "His leadership has set Nationwide Financial on a clear course for a strong, successful future."

McFerson, 63, was elected Chief Executive Officer of Nationwide Life Insurance Company in 1992, and elected Chairman and Chief Executive Officer of Nationwide Financial Services in 1996 as part of the initial public offering of the company. McFerson joined Nationwide in 1979 as vice president of internal audits. He was named vice president of individual life and health operations in 1981, and was promoted in 1983 to senior vice president of finance. Before joining Nationwide, McFerson was with The New England Mutual Life Insurance Company in Boston as a senior vice president and controller, and Surety Life Insurance Company in Salt Lake City as senior vice president of finance.

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                  Insurance o Financial Services o On Your Side
                              One Nationwide Plaza
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MCFERSON ANNOUNCES RETIREMENT -- 2

Columbus-based Nationwide Financial is the holding company for the retirement savings operations of Nationwide which owns 81.5 percent of the outstanding common shares of NFS. The major operating subsidiary of NFS is Nationwide Life Insurance Company, the country's 10th largest life insurer. To obtain investor materials, including the company's 1999 annual report, Proxy Statement, Form10-K, and other corporate announcements, please call our toll-free investor information line at (877) NFS-NYSE or visit our web site at WWW.NATIONWIDEFINANCIAL.COM.
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                  Insurance o Financial Services o On Your Side
                              One Nationwide Plaza
                             Columbus, OH 43215-2220
                           www.nationwidefinancial.com